News Release

Tutor Perini Reports Fourth Quarter and Full Year 2021 Results

•Strong Civil segment operating margin of 12.7% for 2021, the highest annual Civil segment margin since 2014
•Diluted earnings per share (“EPS”) of $1.79 in 2021, in line with revised guidance
•Backlog of $8.2 billion at year-end 2021 compared to $8.3 billion at year-end 2020
•Substantially improved operating cash generation expected in 2022

LOS ANGELES – (BUSINESS WIRE) – February 24, 2022 – Tutor Perini Corporation (the “Company”) (NYSE: TPC), a leading civil, building and specialty construction company, reported results today for the fourth quarter and year ended December 31, 2021. Revenue for the fourth quarter and full year of 2021 was $1.0 billion and $4.6 billion, down 23% and 13%, respectively, compared to the same periods last year. The lower revenue in both the fourth quarter and full year of 2021 was primarily driven by reduced project execution activities in the Building segment, as various projects have completed or are nearing completion, while newer projects that have been recently awarded are yet to contribute meaningfully to revenue.

Income from construction operations for the fourth quarter and full year of 2021 was $56.3 million and $226.8 million, down 24% and 14%, respectively, compared to the same periods in 2020. The decrease for the full year of 2021 was primarily due to the lower revenue, discussed above. In addition, various unfavorable changes in project estimates, which were largely offset by certain favorable changes in estimates on other projects and a favorable adjustment related to a legal judgment, contributed to the decline. Civil segment income from construction operations increased 8% in 2021 compared to the prior year and generated a corresponding segment operating margin of 12.7% for 2021, the highest annual Civil segment operating margin since 2014, driven by contributions from certain large, higher-margin projects. Strong Civil segment performance in 2021 was offset primarily by underperformance in the Specialty Contractors segment and, to a lesser extent, by the aforementioned reduced volume in the Building segment. Net income attributable to the Company for the fourth quarter and full year of 2021 was $29.3 million, or $0.57 per diluted share, and $91.9 million, or $1.79 per diluted share, respectively, compared to $35.5 million, or $0.69 per diluted share, and $108.4 million, or $2.12 per diluted share, respectively, for the same periods in 2020. The lower EPS for the full year of 2021 was principally due to the factors mentioned above that drove the lower income from construction operations, as well as a higher effective tax rate in 2021 compared to 2020.

Backlog at December 31, 2021 was $8.2 billion, essentially level compared to $8.3 billion at the end of 2020. The COVID-19 pandemic continued to limit bidding and proposal activity, particularly in the first half of 2021. New awards in 2021 totaled $4.5 billion and included the Cedars-Sinai Marina del Rey Hospital in California (contract value was not publicly announced); the $471 million LAX Airport Metro Connector project; $434 million for various Civil segment projects in the Midwest; more than $385 million of additional funding for certain mass-transit projects in California; the $269 million Yountville Veterans Home in California; the $220 million I-70 Missouri River Bridge project; the $162 million Tinian International Airport aircraft parking apron and taxiway project in the Northern Mariana Islands; the $152 million Santa Rosa Courthouse project in California; and a $122 million military range project and a $98 million military housing project, both in Guam.

“We concluded 2021 with solid operating performance, particularly in our Civil segment, which helped us to deliver EPS that was in line with our revised guidance for the year. Our results were highlighted by the highest annual Civil segment operating margin since 2014,” commented Ronald Tutor, Chairman and Chief Executive Officer. Tutor continued, “Despite the negative impacts of COVID-19 in 2021, we won various large new awards throughout the year, with particularly strong bookings in our Building segment, and closed the year with ending backlog consistent with the prior year.”

Outlook and Guidance

The recently enacted $1.2 trillion bipartisan Infrastructure Investment and Jobs Act is expected to significantly benefit the Company’s business by funding many new and existing large infrastructure projects that the Company is involved with or will be pursuing over the next several years. Tutor remarked, “We expect a further increase in the already elevated demand for our services as a result of the passage of the federal infrastructure bill, as it will target significant amounts of new, incremental funding directly for the types of projects and end markets in which we specialize. As that funding flows to our customers, it should provide us with years of sustained growth opportunities, which we intend to capitalize upon."

The Company anticipates continued solid revenue contributions from its existing backlog of large Civil segment infrastructure projects on the West Coast and other projects in Guam. Offsetting these contributions, however, are certain Civil segment projects that have recently completed or will soon be completing. The Company is pursuing several large prospective Civil segment projects on the West Coast, in the Northeast and in Guam that are expected to be bid and/or awarded in 2022 and 2023. The timing and magnitude of revenue contributions from the share of new Civil segment projects that the Company expects to win may not fully offset revenue reductions associated with the Civil segment projects that have recently completed or will be completing in 2022.

Importantly, Building segment backlog, which carries a substantially lower margin, increased $607 million in 2021 compared to the prior year, whereas backlog for the higher-margin Civil and Specialty Contractors segments declined $230 million and $487 million, respectively, year-over-year. Building segment backlog also converts to revenue more quickly compared to higher-margin Civil segment backlog. Consequently, due to the change in the backlog mix and the anticipated pace of converting backlog to revenue, the Company anticipates that the Building segment will contribute a higher proportion of the Company’s total revenue in 2022, but at a lower operating margin as compared to contributions from the Civil and Specialty Contractors segments. The Company also anticipates that 2022 EPS will be negatively impacted by a more normalized effective income tax rate of 22% to 24% in 2022 compared to 16% in 2021. Finally, as discussed earlier, the COVID-19 pandemic has previously limited, and could again negatively impact, bidding and proposal activity, which may further delay new large construction projects, particularly if the pandemic worsens.

For these reasons, the Company is taking a cautious, but practical, approach in estimating its financial performance for 2022. Based on the current market assessment and business outlook, the Company is establishing its initial EPS guidance for 2022 at a range of $1.15 to $1.60. As in prior years, earnings in 2022 are expected to be weighted more heavily in the second half of the year due to the anticipated timing of large project activities, as well as typical business seasonality. Although the Company anticipates lower EPS in 2022 compared to 2021, barring any significant worsening of the COVID-19 pandemic that could negatively impact collections, it also expects operating cash generation in 2022 to be substantially improved compared to 2021 and well in excess of consolidated net income for the year, as a result of projected solid cash collections, both from project execution activities and the anticipated resolution of various outstanding claims and change orders.

Fourth Quarter 2021 Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Thursday, February 24, 2022, to discuss the fourth quarter and full year 2021 results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. For those unable to participate during the live call, the webcast will be available for replay shortly after the call on the website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private customers and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget, while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including planning and scheduling of manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including site work, concrete forming and placement, steel erection, electrical, mechanical, plumbing and heating, ventilation and air conditioning (HVAC). We are known for our major complex building project commitments, as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private customers throughout the world.

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: revisions of estimates of contract risks, revenue or costs, economic factors such as inflation, the timing of new awards, or the pace of project execution, which may result in losses or lower than anticipated profit; unfavorable outcomes of existing or future litigation or dispute resolution proceedings against us or customers (project owners, developers, general contractors, etc.), subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; contract requirements to perform extra work beyond the initial project scope, which has and in the future could result in disputes or claims and adversely affect our working capital, profits and cash flows; increased competition and failure to secure new contracts; the COVID-19 pandemic, which has adversely impacted, and could continue to adversely impact, our business, financial condition and results of operations by, among other things, delaying the timing of project bids and/or awards and the timing of dispute resolutions and associated collections; a significant slowdown or decline in economic conditions; risks and other uncertainties associated with assumptions and estimates used to prepare our financial statements; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers, as well as damage to our reputation; client cancellations of, or reductions in scope under, contracts reported in our backlog; inability to attract and retain our key officers, and to adequately plan for their succession, and hire and retain personnel required to execute and perform on our contracts; decreases in the level of government spending for infrastructure and other public projects; possible systems and information technology interruptions and breaches in data security and/or privacy; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses and/or reputational harm; risks related to our international operations, such as uncertainty of U.S. Government funding, as well as economic, political, regulatory and other risks and unforeseeable events in countries where we do business, which could adversely affect our revenue and earnings; the impact of inclement weather conditions on projects; risks related to government contracts and related procurement regulations; securities litigation and/or shareholder activism; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws; adverse health events, such as an epidemic or a pandemic; physical and regulatory risks related to climate change; impairment of our goodwill or other indefinite-lived intangible assets; failure to meet our obligations under our debt agreements; downgrades in our credit ratings; the exertion of influence over the Company by our chairman and chief executive officer due to his position and significant ownership interest; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed on February 24, 2022 and in other reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications
www.tutorperini.com

Tutor Perini Corporation
Consolidated Statements of Operations

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except per common share amounts)	2021	2020	2021	2020
REVENUE	$1,036,770	$1,349,516	$4,641,830	$5,318,763
COST OF OPERATIONS	(922,300)	(1,217,112)	(4,175,439)	(4,832,610)
GROSS PROFIT	114,470	132,404	466,391	486,153
General and administrative expenses	(58,216)	(58,004)	(239,587)	(223,809)
INCOME FROM CONSTRUCTION OPERATIONS	56,254	74,400	226,804	262,344
Other income (expense)	862	(3,489)	2,004	(11,853)
Interest expense	(16,584)	(17,699)	(69,026)	(76,212)
INCOME BEFORE INCOME TAXES	40,532	53,212	159,782	174,279
Income tax expense	661	(7,195)	(25,632)	(21,942)
NET INCOME	41,193	46,017	134,150	152,337
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	11,861	10,522	42,225	43,943
NET INCOME ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$29,332	$35,495	$91,925	$108,394
BASIC EARNINGS PER COMMON SHARE	$0.57	$0.70	$1.80	$2.14
DILUTED EARNINGS PER COMMON SHARE	$0.57	$0.69	$1.79	$2.12
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	51,082	50,827	51,017	50,656
DILUTED	51,382	51,295	51,369	51,077

Tutor Perini Corporation
Segment Information

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total	Corporate		Consolidated Total
Quarter ended December 31, 2021
Total revenue	$593,080	$306,775	$242,481	$1,142,336	$—		$1,142,336
Elimination of intersegment revenue	(74,465)	(29,507)	(1,594)	(105,566)	—		(105,566)
Revenue from external customers	$518,615	$277,268	$240,887	$1,036,770	$—		$1,036,770
Income (loss) from construction operations	$78,481	$9,207	$(15,775)	$71,913	$(15,659)	(a)	$56,254
Capital expenditures	$11,040	$148	$178	$11,366	$66		$11,432
Depreciation and amortization(b)	$22,598	$405	$688	$23,691	$2,342		$26,033

Quarter ended December 31, 2020
Total revenue	$617,115	$566,236	$295,978	$1,479,329	$—		$1,479,329
Elimination of intersegment revenue	(84,817)	(44,520)	(476)	(129,813)	—		(129,813)
Revenue from external customers	$532,298	$521,716	$295,502	$1,349,516	$—		$1,349,516
Income (loss) from construction operations	$64,079	$16,038	$10,612	$90,729	$(16,329)	(a)	$74,400
Capital expenditures	$9,905	$242	$965	$11,112	$273		$11,385
Depreciation and amortization(b)	$23,200	$429	$993	$24,622	$2,778		$27,400

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total	Corporate		Consolidated Total
Year ended December 31, 2021
Total revenue	$2,443,828	$1,574,759	$1,120,115	$5,138,702	$—		$5,138,702
Elimination of intersegment revenue	(348,068)	(146,657)	(2,147)	(496,872)	—		(496,872)
Revenue from external customers	$2,095,760	$1,428,102	$1,117,968	$4,641,830	$—		$4,641,830
Income (loss) from construction operations	$266,214	$28,721	$(9,961)	$284,974	$(58,170)	(a)	$226,804
Capital expenditures	$37,067	$359	$476	$37,902	$692		$38,594
Depreciation and amortization(b)	$102,723	$1,677	$3,316	$107,716	$10,513		$118,229

Year ended December 31, 2020
Total revenue	$2,565,210	$2,114,459	$1,135,018	$5,814,687	$—		$5,814,687
Elimination of intersegment revenue	(365,311)	(129,818)	(795)	(495,924)	—		(495,924)
Revenue from external customers	$2,199,899	$1,984,641	$1,134,223	$5,318,763	$—		$5,318,763
Income (loss) from construction operations	$245,835	$53,158	$17,203	$316,196	$(53,852)	(a)	$262,344
Capital expenditures	$51,044	$878	$1,917	$53,839	$942		$54,781
Depreciation and amortization(b)	$90,250	$1,703	$3,983	$95,936	$11,098		$107,034
_____________________________________________________________________________________________________________
(a)Consists primarily of corporate general and administrative expenses.
(b)Depreciation and amortization is included in income (loss) from construction operations.

Tutor Perini Corporation
Consolidated Balance Sheets

	As of December 31,
(in thousands, except share and per share amounts)	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($102,679 and $105,735 related to VIEs)	$202,197	$374,289
Restricted cash	9,199	77,563
Restricted investments	84,355	78,912
Accounts receivable ($116,415 and $86,012 related to VIEs)	1,454,319	1,415,063
Retainage receivable ($162,259 and $122,335 related to VIEs)	568,881	648,441
Costs and estimated earnings in excess of billings ($143,105 and $39,846 related to VIEs)	1,356,768	1,236,734
Other current assets ($43,718 and $51,746 related to VIEs)	186,773	249,455
Total current assets	3,862,492	4,080,457
PROPERTY AND EQUIPMENT:
Land	40,175	44,167
Building and improvements	116,146	116,422
Construction equipment	580,909	570,675
Other equipment	175,832	192,247
	913,062	923,511
Less accumulated depreciation	(483,417)	(434,294)
Total property and equipment, net ($2,203 and $12,840 related to VIEs)	429,645	489,217
GOODWILL	205,143	205,143
INTANGIBLE ASSETS, NET	85,068	123,115
OTHER ASSETS	142,550	147,685
TOTAL ASSETS	$4,724,898	$5,045,617
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt, net of unamortized discount and debt issuance costs totaling $0 and $2,040	$24,406	$100,188
Accounts payable ($96,097 and $116,461 related to VIEs)	512,056	794,611
Retainage payable ($37,007 and $26,439 related to VIEs)	268,945	315,135
Billings in excess of costs and estimated earnings ($355,270 and $362,427 related to VIEs)	761,689	839,222
Accrued expenses and other current liabilities ($8,566 and $9,595 related to VIEs)	210,017	215,207
Total current liabilities	1,777,113	2,264,363
LONG-TERM DEBT, less current maturities, net of unamortized discount and debt issuance costs totaling $17,109 and $20,209	969,248	925,277
DEFERRED INCOME TAXES	70,989	82,966
OTHER LONG-TERM LIABILITIES	233,828	230,066
TOTAL LIABILITIES	3,051,178	3,502,672
COMMITMENTS AND CONTINGENCIES
EQUITY
Stockholders' equity:
Preferred stock – authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock – authorized 112,500,000 shares ($1 par value), issued and outstanding 51,095,706 and 50,827,205 shares	51,096	50,827
Additional paid-in capital	1,133,150	1,127,385
Retained earnings	514,310	422,385
Accumulated other comprehensive loss	(43,635)	(46,741)
Total stockholders' equity	1,654,921	1,553,856
Noncontrolling interests	18,799	(10,911)
TOTAL EQUITY	1,673,720	1,542,945
TOTAL LIABILITIES AND EQUITY	$4,724,898	$5,045,617

Tutor Perini Corporation
Consolidated Statements of Cash Flows

	Year Ended December 31,
(in thousands)	2021	2020
Cash Flows from Operating Activities:
Net income	$134,150	$152,337
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	82,732	74,879
Amortization of intangible assets	35,497	32,155
Share-based compensation expense	11,642	11,833
Change in debt discounts and deferred debt issuance costs	5,756	20,153
Deferred income taxes	(13,887)	48,253
(Gain) loss on sale of property and equipment	2,639	(1,673)
Changes in other components of working capital, net of balances acquired	(422,227)	(169,976)
Other long-term liabilities	14,766	4,352
Other, net	478	459
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(148,454)	172,772

Cash Flows from Investing Activities:
Acquisition of property and equipment	(38,594)	(54,781)
Proceeds from sale of property and equipment	7,245	14,550
Investments in securities	(30,761)	(31,331)
Proceeds from maturities and sales of investments in securities	24,771	25,204
NET CASH USED IN INVESTING ACTIVITIES	(37,339)	(46,358)

Cash Flows from Financing Activities:
Proceeds from debt	740,743	1,301,282
Repayment of debt	(777,762)	(1,119,887)
Cash payments related to share-based compensation	(1,989)	(1,397)
Distributions paid to noncontrolling interests	(22,655)	(48,467)
Contributions from noncontrolling interests	7,000	3,000
Debt issuance, extinguishment and modification costs	—	(11,194)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(54,663)	123,337

Net increase (decrease) in cash, cash equivalents and restricted cash	(240,456)	249,751
Cash, cash equivalents and restricted cash at beginning of year	451,852	202,101
Cash, cash equivalents and restricted cash at end of year	$211,396	$451,852

Tutor Perini Corporation
Backlog Information
Unaudited

(in millions)	Backlog at September 30, 2021	New Awards in the Quarter Ended December 31, 2021(a)	Revenue Recognized in the Quarter Ended December 31, 2021	Backlog at December 31, 2021
Civil	$4,515.1	$557.0	$(518.6)	$4,553.5
Building	2,424.4	161.8	(277.3)	2,308.9
Specialty Contractors	1,468.9	145.2	(240.9)	1,373.2
Total	$8,408.4	$864.0	$(1,036.8)	$8,235.6

(in millions)	Backlog at December 31, 2020	New Awards in the Year Ended December 31, 2021(a)	Revenue Recognized in the Year Ended December 31, 2021	Backlog at December 31, 2021
Civil	$4,783.6	$1,865.7	$(2,095.8)	$4,553.5
Building	1,702.3	2,034.7	(1,428.1)	2,308.9
Specialty Contractors	1,859.8	631.3	(1,117.9)	1,373.2
Total	$8,345.7	$4,531.7	$(4,641.8)	$8,235.6
_____________________________________________________________________________________________________________
(a)New awards consist of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.